SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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NATIONWIDE VARIABLE INSURANCE TRUST
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

August 27, 2013

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT International Equity Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Lazard Asset Management LLC (“Lazard”) to serve as the new subadviser to the Fund.  At the same time, the Board approved the termination of Invesco Advisers, Inc. (“Invesco”) as subadviser to the Fund.  These changes became effective on June 17, 2013.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”).  The Manager of Managers Order instead requires that this Information Statement be sent to you.  The full Information Statement will also be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until December 15, 2013.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (855) 835-8315.

The Board approved the appointment of Lazard as subadviser to the Fund and the termination of Invesco upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund.  This recommendation was based on several factors, including:

•	NFA’s intention that the Fund’s strategy be repositioned to include a blend of value-oriented stocks in addition to growth-oriented stocks;
•	NFA’s belief that selecting a different subadviser would more successfully implement the strategy; and
•	NFA’s determination that Lazard offers a strategy, with favorable past investment performance, consistent with a core international equity orientation and the Fund’s current benchmark.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-6331

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT International Equity Fund (the “Fund”), a series of the Trust.  All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.  This Information Statement will be sent to Contract Owners on or about September 13, 2013.  The Information Statement is also available online at www.nationwide.com/mutualfundsshareholdernews.  The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval provided, among other things, that the Fund sends to its respective shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust.  The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA.  Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board of Trustees of the Trust (the “Board”). NFA selects subadviser(s) it believes will provide the Fund with high quality investment management services consistent with the Fund’s investment objective.  NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective June 17, 2013, Lazard Asset Management LLC (“Lazard”) began serving as subadviser to the Fund, following the termination of Invesco Advisers, Inc. (“Invesco”), the previous subadviser to the Fund.  As a result of this change, the assets of the Fund previously subadvised by Invesco now are subadvised by Lazard.  Lazard is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board.  Lazard is paid by NFA from the fees NFA receives from the Fund.  In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Lazard, located at 30 Rockefeller Plaza, New York, NY 10112, as the Fund’s new subadviser.  Lazard began serving as the Fund’s subadviser on June 17, 2013, following action taken by the Board on June 12, 2013 to approve Lazard as subadviser.  The decision by the Board to approve Lazard as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified, or terminated.  NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek long-term capital growth by investing primarily in equity securities of companies located in Europe, Australasia, the Far East and other regions, including developing countries.  Under normal conditions, the Fund invests at least 80% of its net assets in equity securities issued by companies of any size, including small- and mid-cap companies, that are located in, that derive at least 50% of their earnings or revenues from, or that maintain at least 50% of their assets in, countries around the world other than the United States.  Some of these countries may be considered to be emerging market countries.  Emerging market countries are developing and low- or middle-income countries, and may be found in regions such as Asia, Latin America, Eastern Europe, the Middle East and Africa.

The Fund commenced operations in August 2000, and historically sought to invest in growth stocks, i.e., companies whose earnings are expected to grow faster than those of other companies.  The Fund incorporated valuation elements into its strategy, as well, which resulted in more of a blended, or “core” style.  Invesco took over management of the Fund in 2011, and consistent with the Fund’s historic strategy, incorporated valuation elements into the Fund’s strategy.  Invesco sought companies that had experienced, or exhibited the potential for, accelerating/above-average earnings growth but whose price did not fully reflect those attributes.

Recently, based on the securities comprising the Fund’s portfolio, the Fund had come to be perceived in the marketplace more as a “pure” growth fund than as a “core” product, incorporating both growth and value investment disciplines.  This had the effect both of moving the Fund away from its historical investment approach, and of making it harder for investors to distinguish the Fund from other growth fund options available.  Consequently, NFA determined that a change in sub-adviser was necessary both to preserve the historical core strategy for the Fund, and to distinguish the Fund in the marketplace from other “growth” offerings.

NFA employed a subadviser selection process that was driven by qualitative, quantitative, and risk-related criteria, including performance record, investment strategies and amount of assets under management.  For those potential subadvisers that met the initial requirements, a number of other factors were applied, including the potential subadviser’s research capabilities, risk management capabilities, and whether the potential subadviser would apply a style that was clearly identifiable as a core international equity strategy.  Discussions and on-site due diligence visits were then conducted with the potential subadvisers that met NFA’s qualitative, quantitative, and risk due diligence processes.

Lazard

Of the potential subadvisers that were evaluated, NFA found Lazard to be the most qualified and appropriate candidate to subadvise the Fund considering the results of a detailed due diligence process as well as the Fund’s investment objective and strategies.

Lazard employs a core investment strategy that emphasizes fundamental research to identify quality companies and is supported by quantitative analysis, portfolio construction and risk management techniques.  Investments for the Fund are selected bottom-up based on factors specific to individual companies, rather than sector or country trends.  Lazard’s strategy primarily focuses on identifying issuers that Lazard believes have sustainable growth potential at a reduced level of risk.

Lazard may consider selling a security for several reasons, including when (1) a security’s price changes such that Lazard believes it has become too expensive, (2) the original investment thesis for the company is no longer valid, or (3) a more compelling investment opportunity is identified.

The NVIT International Equity Fund is managed by a team at Lazard that includes Paul Moghtader, Taras Ivanenko, and Susanne Willumsen.

Paul Moghtader is a Portfolio Manager/Analyst on Lazard’s Quantitative Equity team.  Mr. Moghtader began working in the investment field in 1992.  Prior to joining Lazard in 2007, Mr. Moghtader was Head of the Global Active Equity Group and a Senior Portfolio Manager at State Street Global Advisors (“SSgA”).  At SSgA, Mr. Moghtader was the senior manager responsible for the research and portfolio management of all multi-regional active quantitative equity strategies.  Previously, Mr. Moghtader was an analyst at State Street Bank.  Mr. Moghtader began his career at Dain Bosworth as a research assistant.  Mr. Moghtader has a Master of Management from Northwestern University and a BA in Economics from Macalester College.

Mr. Ivanenko is a Portfolio Manager/Analyst on Lazard’s Quantitative Equity team.  Mr. Ivanenko began working in the investment field in 1995.  Prior to joining Lazard in 2007, Mr. Ivanenko was a Senior Portfolio Manager in the Global Active Equity group at SSgA.  Earlier at SSgA, Mr. Ivanenko was a Principal and Senior Application Development Architect in the Equity Systems group.  Previously, Mr. Ivanenko was an analyst in Quantitative Research and Trading Systems at Oxbridge

Research.  Mr. Ivanenko has a Ph.D. in Physics from Massachusetts Institute of Technology and an Engineer-Physicist degree from Moscow Physical-Technical Institute.

Ms. Willumsen is a Portfolio Manager/Analyst on Lazard’s Quantitative Equity team.  Ms. Willumsen began working in the investment field in 1993.  Prior to joining Lazard in 2008, Ms. Willumsen was Managing Director, Head of Active Equities Europe with SSgA.  During her 13-year tenure at SSgA, Ms. Willumsen was responsible for the research and portfolio management of all U.K. and European equity strategies.  Prior to joining SSgA, Ms. Willumsen traded equity derivatives for the proprietary desk at Investcorp.  Ms. Willumsen received an MSc in Shipping, Trade and Finance from City University and a BSc in Management Studies from the University of Surrey.

Based on the foregoing considerations, NFA recommended to the Board that Lazard be approved as subadviser to the Fund.

BOARD CONSIDERATIONS

At a Board meeting held in person on June 12, 2013, the Board, including the Trustees who are not considered to be “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the termination of Invesco as subadviser to the Fund and the appointment of Lazard as subadviser to the Fund.  The Trustees were provided with detailed materials relating to Lazard in advance of and at the meeting.  The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by Lazard as Subadviser.  The Board considered the information provided by NFA relating to Lazard, including information relating to Lazard's investment process and risk management.  The Board also examined and considered the experience of the investment personnel of Lazard who would be managing the Fund.  The Board concluded that the nature, extent and quality of services to be provided to the Fund by Lazard appeared to be consistent with the terms of the sub-advisory agreement.

Investment Performance.  The Board evaluated the Fund’s investment performance and considered historical performance information of Lazard in managing similar investment mandates.  The Board concluded that the prospects for satisfactory investment performance by the Fund, if Lazard were appointed as subadviser, were reasonable.

Fee Levels.  The Board considered the Fund’s overall fee levels.  The Board noted that NFA and Lazard agreed to a subadvisory fee schedule pursuant to which NFA would pay lower overall subadvisory fees to Lazard than it had been paying to Invesco.  As a result of the new fee structure, NFA proposed to share with shareholders of the Fund the savings it will realize by voluntarily waiving a portion of its advisory fee equal to 50% of the amount by which NFA will realize savings due to the new fee structure.  The Board concluded that the fees to be paid to Lazard appeared to be fair and reasonable in light of the information provided.

Economies of Scale.  The Fund’s advisory fee and subadvisory fee are subject to breakpoints, and the Board considered that NFA has implemented a voluntary fee waiver for the Fund.

Profitability; Fall-Out Benefits.  The Board determined to defer any review of the profitability of the subadvisory agreement to Lazard until Lazard had served in that capacity for a reasonable period of time.

Terms of the Subadvisory Agreement.  The non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion.  Based on the totality of multiple factors taken together the Board unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Lazard, dated June 17, 2013 (the “Agreement”), was approved by the Board on June 12, 2013.  In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval.  The following is a brief summary of the material terms of the Agreement.

Term.  The Agreement, with respect to the Fund, has an initial term that expires on May 1, 2015 and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.  The Agreement may be terminated by NFA, the Trust on behalf of the Fund, or a majority of the outstanding voting securities of the Fund on not more than 60 days’ written notice, or by Lazard on not less than 60 days’ written notice.  The Agreement terminates automatically if assigned by any party.

Fees.  Under the Agreement, the annual fee payable by NFA to Lazard (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A.  The overall advisory fees of the Fund would not increase under the Agreement from the overall advisory fees of the Fund under the previous subadvisory agreement with Invesco.

Duties.  Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Lazard and for overseeing and reviewing the performance of Lazard.  Lazard is required to manage the Fund in accordance with the Fund’s investment objective and policies, subject to the supervision of NFA and the Board.

Brokerage.  Under the Agreement, Lazard is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Lazard selects and to negotiate commissions to be paid on such transactions.  In doing so, Lazard is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Liability.  Under the Agreement, Lazard and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Agreement.

Indemnification.  Lazard is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Lazard’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or material violation of applicable law, as well as under certain other circumstances.  The Agreement also contains provisions pursuant to which NFA is required to indemnify Lazard for any liability and expenses which may be sustained by Lazard as a the result of NFA’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or violation of applicable law.

Regulatory Pronouncements.  The Agreement also includes provisions arising from regulatory changes.  These provisions include a requirement that Lazard establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act.  Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Lazard to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Lazard and other subadvisers to funds affiliated with the Fund.

Further Information.  The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement.  A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT LAZARD

Lazard is located at 30 Rockefeller Plaza, New York, NY 10112.  The following table sets forth the name and principal occupation of the principal executive officer and each director of Lazard.  The address of each person listed below is Lazard at 30 Rockefeller Plaza, New York, NY 10112.

Name	Title
Ashish Bhutani	Chief Executive Officer
Charles Carroll	Deputy Chairman, Global Marketing
Andrew Lacey	Deputy Chairman, US/Global Strategies

John Reinsberg	Deputy Chairman, International/Global Strategies
Robert P. DeConcini	Chairman, Lazard US
Andreas Hübner	Senior Managing Director, Lazard Deutschland
Robert Prugue	Senior Managing Director, Lazard Asia-Pacific
Bill Smith	Senior Managing Director, Lazard London

Lazard Asset Management LLC was formally established, and registered with the U.S. Securities and Exchange Commission as an investment adviser, on May 1, 1970, as the U.S. investment management division of parent company Lazard Frères & Co. LLC.  Today, Lazard is a public company, listing on the New York Stock Exchange as LAZ.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2012, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 13, 2013.  The Investment Advisory Agreement was last approved by shareholders of the Fund on April 25, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services.  Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board:
(i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser.  With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated.  NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser.  Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance.  The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination.  The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days’ written notice to the other party.  The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of July 31, 2013, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of July 31, 2013, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of July 31, 2013, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Lazard as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners.  Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option.  Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or sub-accounts thereof, of certain life insurance companies (“Participating Insurance Companies”).  The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners.  Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund.  Rather, the Participating Insurance Companies and their separate accounts are shareholders and will then vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners’ voting instructions.  If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received.  As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote.  Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote.  Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights.  Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter.  Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees.  NFM also serves as transfer agent and dividend disbursing agent for the Fund.  The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation.  All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders.  The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Lazard, nor do any such Officers or Trustees own securities issued by Lazard or have any other material direct or indirect interest in Lazard.

The Trust will furnish without charge a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request.  This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331.  The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/Eric E. Miller
Eric E. Miller, Secretary

August 27, 2013

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to Lazard (as a percentage of the Fund’s average daily net assets under Lazard’s management) is set forth in the following table.

Fund	Subadvisory Fees
NVIT International Equity Fund	0.40% on Subadviser Assets up to $50 million; and 0.35% on Subadviser Assets of $50 million or more.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund	Advisory Fees
NVIT International Equity Fund	0.80% on assets up to $500 million; 0.75% on assets of $500 million and more but less than $2 billion; and 0.70% on assets of $2 billion and more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2012.  The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees
NVIT International Equity Fund	$779,735

C-1

EXHIBIT D

As of July 31, 2013, the Fund had issued outstanding shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT International Equity Fund Class Y	None
NVIT International Equity Fund Class I	1,873,902.693
NVIT International Equity Fund Class II	None
NVIT International Equity Fund Class III	5,322,661.816
NVIT International Equity Fund Class VI	2,860,532.290

D-1

EXHIBIT E

As of July 31, 2013, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT International Equity Fund Class I
NATIONWIDE LIFE INSURANCE COMPANY NWVLI4 C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	1,214,483.716	64.81%
NATIONWIDE LIFE INSURANCE COMPANY NWVA9 C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	513,741.344	27.42%
NVIT International Equity Fund Class III
NATIONWIDE LIFE INSURANCE COMPANY NWVLI4 C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	391,484.865	7.36%
NATIONWIDE LIFE INSURANCE COMPANY NWVLI2 C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	371,891.897	6.99%
NATIONWIDE LIFE INSURANCE COMPANY NWVA9 C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	1,942,369.051	36.49%
NATIONWIDE LIFE INSURANCE COMPANY NWVAII C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	2,417,512.610	45.42%
NVIT International Equity Fund Class VI
NATIONWIDE LIFE INSURANCE COMPANY NWVLI2 C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	2,695,616.913	94.23%

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania, 19406
(800) 848-6331

NVIT International Equity Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the internet relating to the NVIT International Equity Fund (the “Fund”) of Nationwide Variable Insurance Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the information statement.

The following material is available for view: Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Lazard Asset Management LLC to serve as the new subadviser for the Fund.  At the same time, the Board approved the termination of Invesco Advisers, Inc. as subadviser to the Fund. These changes became effective on June 17, 2013.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

The full information statement will be available on the Funds’ website at http://www.nationwide.com/mutualfundsshareholdernews until December 15, 2013.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Funds at (855) 835-8315.

If you want to receive a paper or e-mail copy of the above listed document, you must request one.  There is no charge to you for requesting a copy.